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Exhibit 4.7.2

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                                                              Rediscount Finance


                     FIRST AMENDED AND RESTATED SCHEDULE TO
                           FIRST AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


BORROWER:             PREMIUM AUTO ACCEPTANCE CORPORATION
ADDRESS:              605 SOUTH LOOP 12
                      IRVING, TEXAS  75060

BORROWER:             PAACO AUTOMOTIVE GROUP, INC.
ADDRESS:              605 SOUTH LOOP 12
                      IRVING, TEXAS  75060


DATE:                 NOVEMBER 18, 1999


         This First Amended and Restated Schedule to First Amended and Restated Loan and Security Agreement ("Schedule") is executed in conjunction with a certain First Amended and Restated Loan and Security Agreement ("Agreement"), dated March 8, 1999, and as an amendment and restatement of that certain Schedule to First Amended and Restated Loan and Security Agreement, dated of even date with the Agreement, by and between FINOVA Capital Corporation, as Lender, and the borrowers named above (collectively referred to herein as the "Borrowers" and singularly as "Borrower"), all of whose chief executive offices are located at the above addresses (collectively referred to herein as "Borrowers' Address"). Each Borrower shall be separately defined as set forth in this Schedule. All representations, warranties, covenants, agreements, undertaking or other obligations of Borrower as set forth in this Agreement and all other Loan Documents are made by each Borrower as separately set forth for each Borrower in this Agreement and the other Loan Documents. All financial covenants and ratios set forth herein shall be applied to the Borrowers in the aggregate.


1.A.     BORROWERS (SECTION 1).

                  Each Borrower shall be referred to herein as follows:

                      Premium Auto Acceptance Corporation  - "Premium"
                      PACCO AUTOMOTIVE GROUP, INC. - "PAACO" or "Lead Borrower"



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1.B.     MAXIMUM MILEAGE OF ELIGIBLE INVENTORY AND MAXIMUM AGE OF ELIGIBLE
         INVENTORY (SECTION 1)

                  The term "Maximum Mileage of Eligible Inventory" shall not be applicable hereunder and shall not be a restriction with respect to an Eligible Inventory. The term "Maximum Age of Eligible Inventory" shall not be applicable hereunder and shall not be a restriction with respect to an Eligible Inventory.


1.C.     MAXIMUM COST OF ELIGIBLE INVENTORY (SECTION 1)

                  The term "Maximum Cost of Eligible Inventory" shall not be applicable and shall not be a restriction with respect to an Eligible Inventory.


1.D.     MAXIMUM OWNERSHIP (SECTION 1)

                  The term "Maximum Ownership" shall mean one hundred and twenty
                  (120) days from (i) the date of the invoice that evidences the purchase of each vehicle of Inventory by Borrower and (ii) the date a repossessed or trade-in vehicle is listed in Borrower's inventory and ready for retail sale.


1.E.     MAXIMUM AMOUNT OF AN ELIGIBLE RECEIVABLE (SECTION 1).

                  The term "Maximum Amount of an Eligible Receivable" shall mean the sum of Nineteen Thousand Dollars ($19,000.00) remaining due thereon at any date of determination, excluding all unearned finance charges pursuant to the Eligible Receivables.


1.F.     MAXIMUM TERM OF AN ELIGIBLE RECEIVABLE (SECTION 1).

                  The "Maximum Term of an Eligible Receivable" shall be thirty-six (36) months remaining until the due date of such Eligible Receivable at any date of determination.


1.G.     AGING PROCEDURES AND ELIGIBILITY TEST (SECTION 1).

AGING PROCEDURES FOR A CONTRACTUAL AGING:

1.                      No payment missed or due          =  Current.

2.                      1 to 30 days past due             = "30 day Account".

3.                      31 to 60 days past due            = "60 day Account".

4.                      61 or more days past due          = "60 + day Account"

For the purpose only of calculating the aging of any Receivable hereunder, provided any such extension is after one hundred eighty (180) days of any Receivable from the origination date of such Receivable, Borrower may grant an Account Debtor two (2) weekly payment extensions or one (1) bi-weekly payment extension of the principal portion of a such payment due on any Receivable within any twelve (12) month period that would allow such Receivable to avoid


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being classified in a different "past due or missed" payment category set forth above. All extensions within any twelve (12) month period in excess of that allowed herein will not be used to delay or defer aging of such Receivable.

ELIGIBILITY TEST:

The term "Eligibility Test" shall mean the test to determine the eligibility of a Receivable for the purposes of Section 1, Eligible Receivable, hereof, that test, no payment due on said Receivable remains unpaid more than sixty (60) days from the specific date on which such payment was due pursuant to the terms of said Receivable.


1.H.     GUARANTOR (WHETHER ONE OR MORE) (SECTION 1).

                           Crown Group, Inc. (Limited)
                           SC Holdings, Inc.
                           Smart Choice Automotive Group, Inc.


1.1      MODIFICATION OF DEFINITIONS (SECTION 1).

                  The definition of "Charge Offs" is hereby deleted and the following is substituted in lieu thereof:

                           "CHARGE OFFS. The term "Charge Offs" shall mean the principal amount due pursuant to a Receivable on the date that Borrower charges off such Receivable as uncollectible, pursuant to Borrower's policies and/or procedures."

                  The definition of "Collateral Recovery Rate" is hereby deleted and the following is substituted in lieu thereof:

                           "COLLATERAL RECOVERY RATE. The term "Collateral Recovery Rate" shall mean, for any period of determination, (i) the total cash collected of principal payments from all Receivables (including but not limited to all principal cash proceeds from charge off recoveries, with such charge off recoveries calculated at actual sales price of vehicle sold at auction or ,if vehicle is not sold at auction, at a value not greater than "average value" Black Book of such vehicle, pursuant to the most current edition of the "Black Book" as published by National Auto Research Division, Hearst Business Media Corporation, for the market area of Borrower ), divided by (ii) the sum of (a) the total cash collected of principal payments from all Receivables (excluding all cash proceeds from charge off recoveries) plus (c) the aggregate of all Charge Offs for that period."


1.J.     ADDITIONAL DEFINITIONS (SECTION 1).

                  The following definition is hereby added to the Agreement:

                           "NET CASH FLOW. The term "Net Cash Flow" shall mean, for any period of determination, as reflected on the financial statements of Borrower supplied to Lender pursuant to Section 6.7, hereof, the result of (i) the sum of all cash receipts, including, all collections on Receivables, repossession recoveries, cash down payments and trade-ins values (with trade-ins and repossessions valued at actual sales price of sold vehicle at auction or, if vehicle is not sold at auction, at a value not greater than "average value" Black Book of such vehicle, pursuant to the most current edition of the "Black Book" as published by National Auto Research Division, Hearst Business Media Corporation, for the market area of Borrower), less (ii) the sum of all cash operating expenses, including, interest expenses and


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                           taxes and the "replacement cost of liquidated
                           Receivables" ( the "replacement cost of liquidated Receivables" shall be the amount equal to, for the period of determination, (a) the percentage determined by dividing the aggregate actual cost of all vehicles sold during the period of determination by the aggregate sales price of all vehicles sold during the same period of determination, multiplied by (b) the aggregate principal payments received by Borrower and Charge Offs with respect to all Receivables during the period of determination)."


2.1.A. AMOUNT OF REVOLVING CREDIT LINE AND THE AMOUNT OF THE INVENTORY CREDIT
       LINE (SECTION 2.1):

                  (i) The "Amount of the Revolving Credit Line" shall be Sixty Million Dollars ($60,000,000.00).

                  (ii) The "Amount of the Inventory Credit Line" shall be Five
                       Million Dollars ($5,000,000.00).


2.1.B.   AVAILABILITY ON ELIGIBLE RECEIVABLES (SECTION 2.1):

                  The "Availability on Eligible Receivables" shall be an amount equal to the following:

                  (i) if the date of determination is before December 1, 2000, seventy two percent (72%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  (ii) if the date of determination is on or after December 1, 2000, but before December 1, 2001, seventy percent (70%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  (iii) if the date of determination is on or after December 1, 2001, sixty-seven and one-half percent (67.5%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  Notwithstanding any provision contained in the Loan Documents to the contrary, upon the occurrence of any of the following events, Lender, in its sole and absolute discretion, may modify the Availability on Eligible Receivables advance percentage set forth above or the Availability on Eligible Inventory set forth in SCHEDULE SECTION 2.1.C.:

                  (a) the Collateral Recovery Rate is less than the following:

                           (1) seventy-eight percent (78%), if the date of determination is on or before November 30, 2000, with the first period for which such the Collateral Recovery Rate is determined shall be the immediately preceding one (1) calendar month beginning with the month of November, 1999, and thereafter the period of determination shall increase one (1) calendar month for each calendar month subsequent to November, 1999, until the period of determination is the twelve (12) calendar months immediately prior to the date of determination, and

                           (2) eighty-two percent (82%), for the twelve (12) calendar month period immediately prior to any date of determination, if the date of determination is after November 30, 2000.

                  (b) on any date of determination, the Collateral Performance Percentage is greater than seven percent (7.0%)


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                  (c) for the twelve (12) calendar month period immediately
                  prior to any date of determination, the Cash Sales Percentage is greater than five percent (5%), or

                  (d) the aggregate Net Cash Flow is less than One Dollar ($1.00), for the twelve (12) calendar months immediately preceding the date of determination, with each date of determination for the aggregate Cash Flow being the last day of each fiscal quarter, beginning the fiscal quarter ending October 31, 2000, (notwithstanding the foregoing to the contrary the first period of determination shall be the nine [9] months immediately preceding the fiscal quarter ending October 31, 2000, and thereafter each period of determination shall be the twelve [12] calendar months immediately preceding the date of determination).


2.1.C.   AVAILABILITY ON ELIGIBLE INVENTORY (SECTION 2.1)

                  The "Availability on Eligible Inventory" shall be the lesser of (i) the Amount of the Inventory Credit Line, or (ii) the aggregate amount with respect to all Eligible Inventory equal to the sum of (a) seventy percent (70%) of the invoice cost, as evidence by a bill of sale or other documents evidencing the purchase price of such Inventory from an entity that is not affiliated with Borrower or Guarantors, excluding trade-ins and repossessions and (b) with respect to trade-ins, repossessions (not withstanding the definition of "Eligible Inventory" set forth in the Agreement, repossessed Inventory shall be eligible if such Inventory otherwise meets the requirement of the definition of "Eligible Inventory") and Inventory purchased from an entity affiliated with Borrower or Guarantors, seventy percent (70%) of the actual value, but not greater than the of the "average value" Black Book of such Inventory (pursuant to the most current edition of the "Black Book" as published by National Auto Research Division, Hearst Business Media Corporation, for the market area of Borrower).


2.2.     STATED INTEREST RATE (SECTION 2.2).

                  The Receivables Stated Interest Rate shall be the lesser of
                  (i) the Governing Rate plus (a) if the date of determination is before December 1, 2000, two and one-quarter percent (2.25%) per annum, (b) if the date of determination is before December 1, 2001, but on or after December 1, 2000, two percent (2.00%) per annum, and (c) if the date of determination is on or after December 1, 2001, one and three-quarters percent (1.75%) per annum or (ii) the Maximum Rate.

                  The Inventory Stated Interest Rate shall be the lesser of (i) the Governing Rate plus (a) if the date of determination is before December 1, 2000, two and one-quarter percent (2.25%) per annum, (b) if the date of determination is before December 1, 2001, but on or after December 1, 2000, two percent (2.00%) per annum, and (c) if the date of determination is on or after December 1, 2001, one and three-quarters percent (1.75%) per annum or (ii) the Maximum Rate.


2.3.     MATURITY DATE (SECTION 2.3.C).

                  The primary term of this Agreement shall expire on November 30, 2004. If Borrower desires to extend the primary term or any term thereafter of this Agreement, Borrower shall give Lender notice of its intent to extend the term no earlier than one hundred and eighty (180) days and no later than one hundred and fifty (150) days prior to any expiration date of this Agreement. Upon the receipt by Lender of Borrower's notice to extend the term of this Agreement, if Lender desires to renew and extend the term of this Agreement, Lender shall give Borrower notice of Lender's intent to extend the term of this Agreement, within sixty (60) days of Lender's receipt of Borrower's notice to extend. If Lender does not give Borrower notice of Lender's intent to extend the term of this Agreement within the sixty (60) days period, then it shall be deemed that Lender does not intend to renew and extend the


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                  term of this Agreement. Notwithstanding the foregoing, this
                  Agreement shall remain in full force and effect until the Indebtedness due and owing to Lender has been paid in full.


2.6.     LIQUIDATED DAMAGES (SECTION 2.6).

                  The amount of "Liquidated Damages" shall be:

                  (i) if on or before November 30, 2000, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to three percent (3%) of the Amount of the Revolving Credit Line;

                  (ii) if on or before November 30, 2001, but after November 30, 2000, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to two percent (2%) of the Amount of the Revolving Credit Line;

                  (iii) if on or before November 30, 2003, but after November 30, 2001, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to one percent (1%) of the Amount of the Revolving Credit Line;

                  (iv) if before August 31, 2004, but after November 30, 2003, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to one-half percent (.50%) of the Amount of the Revolving Credit Line; and

                  (v) if after August 31, 2004, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, the amount of Liquidated Damages shall be Zero Dollars ($0.00).


2.8.     MODIFICATION OF SECTION 2.8. (SECTION 2.8)

         Section 2.8 of the Agreement is hereby deleted and the following is substituted in lieu thereof:

                  "2.8. INTEREST AFTER DEFAULT Upon the occurrence and after the continuation of an Event of Default and after sixty (60) days prior written notice from Lender, Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is greater of (not to exceed the Maximum Rate): (i) the four percent (4%) in excess of the highest Stated Interest Rate which would otherwise be applicable thereto pursuant to the Schedule (SCHEDULE SECTION 2.2), or (ii) sixteen percent (16%)."


2.16.    FACILITY FEE (SECTION 2.16).

                  None


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3.2.     BUSINESS LOCATIONS OF BORROWER (SECTIONS 3.2, 3.6 AND 5.1.N.).

         All locations are as follows:       605 South Loop 12
                                             Irving, Texas 75060

                                             3200 E. Randol Mill Road
                                             Arlington, Texas 76011

                                             3500 N.E. 28th Street
                                             Ft. Worth, Texas 76111

                                             3363 W. Northwest Hwy
                                             Dallas, Texas 75220

                                             5125 Ross Avenue
                                             Dallas, Texas 75206

                                             945 E. Jefferson Street
                                             Dallas, Texas 75203

                                             2751-2781 S. Garland Road
                                             Garland, Texas 75041

                                             1301 Jacksboro Highway
                                             Fort Worth, Texas 76014

                                             9751 Webbs Chapel (Payment Center)
                                             Dallas, Texas 75220

                                             5334 Ross Avenue (Payment Center)
                                             Dallas, Texas 75206

                                             5715 North Freeway
                                             Houston, TX 77076

                                             8011 Gulf Freeway
                                             Houston, TX 77017

                                             1280 S. Stemmons Freeway
                                             Lewisville, TX 75067


4.4.     ANNUAL FINANCIAL STATEMENTS (SECTION 4.4).

                  Annual consolidated audited financial statements, including PAACO Automotive Group, Inc. and Premium Auto Acceptance Corporation, shall be prepared by independent certified public accountants, reasonably acceptable to Lender.

5.1.     BORROWER'S TRADENAMES (WHETHER ONE OR MORE) (SECTION 5.1.B.)

                  PAACO
                  PAACO, Inc.


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6.3.A.   LEVERAGE RATIO LIMIT (SECTION 6.3.A).

                  The term "Leverage Ratio Limit" shall mean 5.0 to 1.0.


6.3.B.   MINIMUM NET INCOME (SECTION 6.3.B).

                  The Minimum Net Income shall be One Dollar ($1.00) for any fiscal year of Borrower.


6.3.C.   DISTRIBUTIONS LIMITATION (SECTION 6.3.C).

                  Maximum Distributions shall be seventy-five percent (75%) of Net Income of the fiscal year of Borrower in which such Distributions are made.


8.1.     REIMBURSEMENT OF EXPENSES (SECTION 8.1).

                  None, except as otherwise set forth in the Loan Documents.


8.2.     NOTICES (SECTION 8.2).

                  Lender:  FINOVA Capital Corporation
                                 (copy each office below with all notices)

                                 CORPORATE FINANCE OFFICE:

                                 FINOVA Capital Corporation
                                 355 South Grand Avenue, Suite 2400
                                 Los Angeles, CA  90071
                                 Attn:  John J. Bonano, Senior Vice President
                                 Telephone:  (213) 253-1600
                                 Telecopy No.:  (213) 625-0268

                                 CORPORATE OFFICE:

                                 FINOVA Capital Corporation
                                 1850 N. Central Avenue
                                 Phoenix, AZ  85077
                                 Attn: Joseph R. D'Amore, Vice President - Group
                                       Counsel
                                 Telephone: (602) 207-4900
                                 Telecopy No.: (602) 207-5543

                                 REDISCOUNT FINANCE OFFICE:

                                 FINOVA Capital Corporation
                                 16633 Dallas Parkway, Suite 700
                                 Addison, TX 75001
                                 Attn:  Dan Black (Account Executive)
                                 Telephone:  (972) 764-1100
                                 Telecopy No.:  (972) 764-1135


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                  Borrower:      Premium Auto Acceptance Corporation
                                 605 South Loop 12
                                 Irving, Texas 75060
                                 Telephone: (972) 445-2180
                                 Telecopy No. (972) 445-2328

                  Borrower:      PAACO Automotive Group, Inc.
                                 605 South Loop 12
                                 Irving, Texas 75060
                                 Telephone: (972) 445-2180
                                 Telecopy No.: (972) 445-2328

                  Guarantors:    SC Holdings, Inc.
                                 Smart Choice Automotive Group, Inc.
                                 5200 S. Washington
                                 Titusville, Florida 32780-7316
                                 Telephone: 407-269-9680
                                 Telecopy No.:407-264-0376

                  Guarantor:     Crown Group, Inc.
                                 4040 North MacArthur Blvd., Suite 1000
                                 Irving, Texas 75038
                                 Telephone: (972) 717-3423
                                 Telecopy No.: (972) 719-4466
                                 Attn: Edward R. McMurphy, President
                                 with a copy to: T. J. Falgout, III, Executive
                                                 Vice President and General
                                                 Counsel


8.17.    AGENT FOR SERVICE OF PROCESS (SECTION 8.17).

                  Edward R. McMurphy, whose address is 4040 North MacArthur Blvd., Suite 1000, Irving, Texas 75038, with a copy to: T. J. Falgout, III, Executive Vice President and General Counsel.


     IN WITNESS WHEREOF, the parties have executed this Schedule on the day and year first set forth above.

                           LENDER:

                           FINOVA CAPITAL CORPORATION,
                           a Delaware corporation



                           By:
                                                    , Vice President    (Date)
                              ----------------------



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                           BORROWER:

                           PREMIUM AUTO ACCEPTANCE CORPORATION



                           By:
                                                    , President    (Date)
                              ----------------------


                           PAACO AUTOMOTIVE GROUP, INC.



                           By:
                                                    , President    (Date)
                              ----------------------


                           GUARANTORS:

                           Crown Group, Inc.


                           By:
                                                    , President    (Date)
                              ----------------------


                           SC HOLDINGS, INC.



                           By:
                                                    , President    (Date)
                              ----------------------


                           SMART CHOICE AUTOMOTIVE GROUP, INC.



                           By:
                                                    , President    (Date)
                              ----------------------



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